Exhibit 5.1

              OPINION OF TROOP STEUBER PASICH REDDICK & TOBEY, LLP

March 6, 2000

Valence Technology, Inc.
301 Conestoga Way
Henderson, NV 89015

Ladies/Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by Valence Technology, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended, 950,000 shares of Common Stock (the "Shares") of the Company, issued February 11, 2000 to Valence Technology (Nevada), Inc.

     We are of the opinion that the Shares have been duly authorized, validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


     Respectfully submitted,

     /S/ TROOP STEUBER PASICH REDDICK & TOBEY, LLP
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         Troop Steuber Pasich Reddick & Tobey, LLP